UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):       December 18, 2008

WENDY’S/ARBY’S GROUP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)
1-2207	38-0471180
(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West 12th Floor Atlanta, GA	30338
(Address of principal executive offices)	(Zip Code)

(678) 514-4100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) & (e)

Effective on December 18, 2008, Wendy’s/Arby’s Group, Inc. (the “Company”) and Arby’s Restaurant Group, Inc. (“Arby’s”), a wholly-owned subsidiary of the Company, entered into amended and restated letter agreements (the “Agreements”) with certain executives (the “Executives”) in order to comply with changes in tax law relating to deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and to make certain other changes. The material changes in the Agreements are described below in the paragraphs following each Executive’s name. In addition, in connection with the Executives entering into the Agreements, the Company granted a number of additional options to purchase common stock in the Company to the Executives, as set forth on the Stock Option Grants Chart below.

Thomas A. Garrett, Stephen E. Hare, Sharron Barton and Nils H. Okeson (each, an “Executive”)

The term of the Executive’s employment has been extended for two years and will be automatically renewed for additional one-year periods unless either party delivers a notice of non-renewal at least 120 days prior to the expiration of the then current term.  Mr. Garrett's target bonus percentage was increased to 100%.  Mr. Hare's base annual salary was increased to $600,000.

Upon a termination of employment without Cause or by the Executive due to a Triggering Event (each as defined in the Agreements), the Executive will receive (i) the sum of his or her (a) annual base salary and (b) annual cash bonus for the year prior to such termination, payable in semi-monthly installments for a period of 12 months, (ii) a pro rata bonus for the year of termination, payable at the time bonuses are generally paid and (iii) a lump sum cash amount of $25,000 (which will increase by 10% on the second anniversary of the date of the Executive’s Agreement). The Executive will also receive, starting 12 months after the date of termination, an amount equal to the Executive’s annual base salary, payable in semi-monthly installments for a period of 12 months (subject to offset if the Executive has secured employment or is providing consulting services elsewhere). Additionally, the Executive (other than Mr. Garrett) will vest in that number of outstanding unvested stock options granted by the Company, if any, in which such Executive would have been vested if he or she had remained employed by the Company through the second anniversary of the effective date of the Executive's Agreement, and any stock options that would have remained unvested as of such date shall be automatically forfeited.  In the case of Mr. Garrett, all of his stock options and restricted stock will be fully vested.

If the Executive’s employment is terminated due to a Company-initiated non renewal of the term, and provided that the Executive continues to work until the expiration of the Employment Term to the extent requested, then the Executive will receive not less than eight months’ base salary, payable in semi-monthly installments beginning immediately after the expiration of the Employment Term and a pro rata bonus for the year of non renewal.

All stock options will vest upon a termination of the Executive’s employment as a result of the Executive’s disability.

The severance payments hereunder are conditioned on the Executive’s execution of a waiver and general release of claims in favor of the Company, their subsidiaries and affiliates and other related parties.

The Agreements also contain restrictive covenants, including non-competition and non-solicitation covenants for 12 to 24 months following termination of employment depending on the circumstances of such termination.

Roland Smith

The term of Mr. Smith’s employment has been extended for three years and will be automatically renewed for additional one-year periods unless either party delivers a notice of non-renewal at least 120 days prior to the expiration of the then current term. Mr. Smith’s base annual salary was increased to $1,150,000 and his target bonus percentage was increased to 150%.

Upon a termination without Cause or by Mr. Smith due to a Triggering Event (each as defined in Mr. Smith’s Agreement), Mr. Smith will receive (i) a lump sum amount equal to two times the sum of (a) his annual base salary and (b) his annual target bonus (as in effect for the year prior to the year of termination), (ii) a pro rata bonus for the year of termination, payable at the same time bonuses are generally paid, and (iii) a lump sum cash amount of $25,000 (which will increase by 10% on the second anniversary of the date of the Agreement).  In addition, all of his stock options and restricted stock will be fully vested.

A failure by the Company to renew Mr. Smith's Agreement will be treated as a termination due to a Triggering Event.

All of Mr. Smith's stock options and restricted stock will vest upon termination of his employment by the Company as a result of his death or disability.

The severance payments hereunder are conditioned on Mr. Smith’s execution of a waiver and general release of claims in favor of the Company, their subsidiaries and affiliates and other related parties.

Mr. Smith’s Agreement also contains restrictive covenants, including non-competition and non-solicitation covenants for 18 to 24 months following termination of employment depending on the circumstances of such termination.

Stock Options Grants Chart

On December 18, 2008, additional options to acquire common stock of the Company, at an exercise price of $4.65 per share, were granted to the Executives as follows:

Name	Title	Options
Roland Smith	President and Chief Executive Officer of the Company	1,500,000
Thomas A. Garrett	President and Chief Executive Officer of Arby’s	600,000
Stephen E. Hare	Senior Vice President and Chief Financial Officer of the Company	500,000
Sharron Barton	Chief Administrative Officer of the Company	250,000
Nils H. Okeson	Senior Vice President, General Counsel and Secretary of the Company	250,000

The foregoing description of Mr. Garrett’s, Mr. Hare's, Ms. Barton’s, Mr. Okeson’s, and Mr. Smith’s Agreements are only summaries of certain provisions thereof and are qualified in their entireties by reference to the full text of each such Agreement, which are attached as exhibits hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
Exhibit 99.1:	Amended and Restated Letter Agreement between Thomas A. Garrett and Arby’s Restaurant Group, Inc.
Exhibit 99.2:	Amended and Restated Letter Agreement between Sharron Barton and Wendy’s/Arby’s Group, Inc.
Exhibit 99.3:	Amended and Restated Letter Agreement between Nils H. Okeson and Wendy’s/Arby’s Group, Inc.
Exhibit 99.4:	Amended and Restated Letter Agreement between Stephen E. Hare and Wendy’s/Arby’s Group, Inc.
Exhibit 99.5:	Amended and Restated Letter Agreement between Roland Smith and Wendy’s/Arby’s Group, Inc.
Exhibit 99.6:	Form of Non-Incentive Stock Option Agreement under the Wendy's/Arby's Group, Inc. Amended and Restated 2002 Equity Participation Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

WENDY’S/ARBY’S GROUP, INC.
Date: December 22, 2008	By:	/s/ Nils H. Okeson
Name: Nils H. Okeson Title: Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
Exhibit 99.1:	Amended and Restated Letter Agreement between Thomas A. Garrett and Arby’s Restaurant Group, Inc.
Exhibit 99.2:	Amended and Restated Letter Agreement between Sharron Barton and Wendy’s/Arby’s Group, Inc.
Exhibit 99.3:	Amended and Restated Letter Agreement between Nils H. Okeson and Wendy’s/Arby’s Group, Inc.
Exhibit 99.4:	Amended and Restated Letter Agreement between Stephen E. Hare and Wendy’s/Arby’s Group, Inc.
Exhibit 99.5:	Amended and Restated Letter Agreement between Roland Smith and Wendy’s/Arby’s Group, Inc.
Exhibit 99.6:	Form of Non-Incentive Stock Option Agreement under the Wendy’s/Arby’s Group, Inc. Amended and Restated 2002 Equity Participation Plan, as amended.